EXHIBIT 99.1

Arbor Realty Trust Reports Fourth Quarter and Full Year 2017 Results and Increases Quarterly Dividend 11% to $0.21 per Share

Fourth Quarter Company Highlights:

•                 GAAP net income of $0.35 and AFFO of $0.25 per diluted common share(1)

•                 Declares a cash dividend on common stock of $0.21 per share, a 24% increase in our dividend from a year ago and 11% higher than last quarter

Agency Business

•                 Segment income of $28.8 million

•                 Loan originations of $1.15 billion

•                 Servicing portfolio of $16.21 billion, up 4% from 3Q17 and 20% for 2017

Structured Business

•                 Segment income of $7.1 million (excluding a non-recurring charge)

•                 Portfolio growth of 27% on $786.0 million of loan originations, our strongest quarter of originations in over ten years

•                 Issued $143.8 million of 5.375% convertible senior notes with more than a 100 basis point rate reduction from our prior issuance less than a year ago

•                 Closed a ninth collateralized securitization vehicle totaling $480.0 million

Full Year Highlights:

•                 GAAP net income of $1.12 and AFFO of $1.04 per diluted common share(1)

•                 Record loan originations of $6.31 billion, with $4.46 billion from the agency business, a 19% increase over 2016

•                 Significant structured portfolio growth of 48% on new originations of $1.84 billion

•                 Raised forward annualized common dividend rate to $0.84 per share, our third increase in the past four quarters

•                 Total return to shareholders of 25% for 2017

•                 Completed the full internalization of our management team

•                 Accessed accretive capital raising $157.5 million of convertible notes and $76.2 million of common equity with attractive terms

•                 Improved financing sources by adding three collateralized securitization vehicles totaling $1.21 billion with significantly reduced interest rates and increased financing capacity

•                 Generated a $7.1 million gain from the repurchase of TRUP debt

Arbor Realty Trust Reports Fourth Quarter and Full Year 2017 Results and Increases Quarterly Dividend 11% to $0.21 per Share

February 23, 2018	Page 2

Uniondale, NY, February 23, 2018 — Arbor Realty Trust, Inc. (NYSE: ABR), today announced financial results for the fourth quarter and year ended December 31, 2017.  Arbor reported net income for the quarter of $21.9 million, or $0.35 per diluted common share, compared to $20.5 million, or $0.40 per diluted common share for the quarter ended December 31, 2016.  Net income for the year was $65.8 million, or $1.12 per diluted common share, compared to $42.8 million, or $0.83 per diluted common share for the year ended December 31, 2016. Adjusted funds from operations (“AFFO”) for the quarter was $20.7 million, or $0.25 per diluted common share, compared to $15.1 million, or $0.21 per diluted common share for the quarter ended December 31, 2016. AFFO for the year was $83.9 million, or $1.04 per diluted common share, compared to $49.0 million, or $0.79 per diluted common share for the year ended December 31, 2016.1

Agency Business

Loan Origination Platform

	Agency Loan Volume (in thousands)
	Quarter Ended		Year Ended
	December 31, 2017	September 30, 2017	December 31, 2017	December 31, 2016*
Fannie Mae	$712,661	$650,374	$2,929,481	$1,668,581
Freddie Mac	441,901	328,075	1,322,498	456,422
FHA	—	18,273	189,087	24,630
CMBS/Conduit	—	—	21,370	—
Total Originations	$1,154,562	$996,722	$4,462,436	$2,149,633

Total Loan Sales	$1,193,629	$1,052,073	$4,814,906	$1,492,384

Total Loan Commitments	$1,162,961	$928,181	$4,344,328	$2,129,720

*Represents the period from the date of the Agency Business acquisition (July 14, 2016) through December 31, 2016. Loan sales exclude $418.2 million of loans that were acquired on July 14, 2016.

For the quarter ended December 31, 2017, the Agency Business generated revenues of $53.7 million, compared to $49.7 million for the third quarter of 2017.  Gain on sales, including fee-based services, net was $17.7 million for the quarter, reflecting a margin of 1.48% on loan sales, compared to $17.1 million and 1.63% for the third quarter of 2017. Income from mortgage servicing rights was $20.6 million for the quarter, reflecting a rate of 1.77% as a percentage of loan commitments, compared to $18.9 million and 2.04% for the third quarter of 2017.

At December 31, 2017, loans held-for-sale was $297.4 million which was primarily comprised of unpaid principal balances totaling $292.2 million, with financing associated with these loans totaling $291.5 million.

Arbor Realty Trust Reports Fourth Quarter and Full Year 2017 Results and Increases Quarterly Dividend 11% to $0.21 per Share

February 23, 2018	Page 3

Fee-Based Servicing Portfolio

The fee-based servicing portfolio totaled $16.21 billion at December 31, 2017, an increase of 4% from September 30, 2017, primarily as a result of $1.15 billion of new loan originations during the quarter. Servicing revenue, net was $9.3 million for the quarter, and consists of servicing revenue of $21.1 million net of amortization of mortgage servicing rights totaling $11.8 million.

	Fee-Based Servicing Portfolio ($ in thousands)
	As of December 31, 2017			As of September 30, 2017
	UPB	Wtd. Avg. Fee	Wtd. Avg. Life (in years)	UPB	Wtd. Avg. Fee	Wtd. Avg. Life (in years)
Fannie Mae	$12,502,699	0.54%	6.9	$12,331,135	0.54%	7.2
Freddie Mac	3,166,134	0.30%	10.5	2,732,537	0.29%	10.9
FHA	537,482	0.17%	19.6	537,554	0.17%	20.0
Total	$16,206,315	0.48%	8.1	$15,601,226	0.48%	8.3

Loans sold under the Fannie Mae program contain an obligation to partially guarantee the performance of the loan (“loss-sharing obligations”). At December 31, 2017, the Company’s allowance for loss-sharing obligations was $30.5 million which consists of general loss sharing guaranty obligations of $29.6 million, representing 0.24% of the Fannie Mae servicing portfolio, and $0.9 million of loss-sharing obligations on specifically identified loans with losses determined to be probable and estimable.

Structured Business

Portfolio and Investment Activity

Fourth quarter of 2017:

•                 34 new loan originations totaling $786.0 million, of which 30 were bridge loans for $754.0 million

•                 Payoffs and pay downs on 12 loans totaling $200.1 million

•                 Portfolio growth of 27% from 3Q17

Year ended December 31, 2017:

•                 Loan origination volume increased 117% from 2016 and consists of 93 new loan originations totaling $1.84 billion, of which 84 were bridge loans for $1.68 billion

•                 Payoffs and pay downs on 64 loans totaling $924.1 million

•                 Portfolio growth of 48%

Arbor Realty Trust Reports Fourth Quarter and Full Year 2017 Results and Increases Quarterly Dividend 11% to $0.21 per Share

February 23, 2018	Page 4

At December 31, 2017, the loan and investment portfolio’s unpaid principal balance, excluding loan loss reserves, was $2.66 billion, with a weighted average current interest pay rate of 6.28%, compared to $2.10 billion and 6.04% at September 30, 2017.  Including certain fees earned and costs associated with the loan and investment portfolio, the weighted average current interest pay rate was 6.99% at December 31, 2017, compared to 6.84% at September 30, 2017.

The average balance of the Company’s loan and investment portfolio during the fourth quarter of 2017, excluding loan loss reserves, was $2.31 billion with a weighted average yield on these assets of 6.94%, compared to $2.00 billion and 7.34% for the third quarter of 2017.  The decrease in average yield was primarily due to lower accelerated fees on early loan payoffs in the fourth quarter as compared to the third quarter, as well as lower rates on fourth quarter new originations, partially offset by an increase in LIBOR.

At December 31, 2017, the Company’s total loan loss reserves were $62.8 million on five loans with an aggregate carrying value before loan loss reserves of $163.5 million. The Company also had two non-performing loans with a carrying value of $29.1 million, net of related loan loss reserves of $7.4 million.

The Company recorded a loss from equity affiliates of $4.7 million consisting primarily of a $5.5 million non-recurring charge for our proportionate share of a litigation settlement related to our joint venture investment in a residential mortgage banking business partially offset by $0.6 million of income from a distribution received.

Financing Activity

The Company completed its ninth collateralized securitization vehicle (“CLO IX”) totaling $480.0 million of real estate related assets and cash. Investment grade-rated notes totaling $356.4 million were issued, and the Company retained subordinate interests in the issuing vehicle of $123.6 million. The facility has a three-year asset replenishment period and an initial weighted average interest rate of 1.36% over LIBOR, excluding fees and transaction costs.

The balance of debt that finances the Company’s loan and investment portfolio at December 31, 2017 was $2.24 billion with a weighted average interest rate including fees of 4.83%, as compared to $1.67 billion and a rate of 4.48% at September 30, 2017. The average balance of debt that finances the Company’s loan and investment portfolio for the fourth quarter of 2017 was $1.90 billion, as compared to $1.62 billion for the third quarter of 2017. The average cost of borrowings for the fourth quarter was 4.66%, compared to 4.89% for the third quarter of 2017.

Arbor Realty Trust Reports Fourth Quarter and Full Year 2017 Results and Increases Quarterly Dividend 11% to $0.21 per Share

February 23, 2018	Page 5

The Company is subject to various financial covenants and restrictions under the terms of its collateralized securitization vehicles and financing facilities. The Company believes it was in compliance with all financial covenants and restrictions as of December 31, 2017 and as of the most recent collateralized securitization vehicle determination dates in February 2018.

In January 2018, we paid $50.0 million in full satisfaction of the seller financing related to the acquisition of the Agency Business.

Capital Markets

The Company issued $143.8 million of 5.375% convertible senior notes due 2020 (the “Notes”), including the underwriter’s $18.8 million over-allotment option. The conversion rate was initially equal to 107.7122 shares of common stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of $9.28 per share of common stock, representing an approximate 10% conversion premium based on the closing price of the Company’s common stock of $8.44 per share on November 7, 2017. The Company received proceeds totaling $139.2 million, net of the underwriter’s discount and fees, from these offerings which is intended to be used to make investments in our business and for general corporate purposes.

Dividends

The Company announced today that its Board of Directors has declared a quarterly cash dividend of $0.21 per share of common stock for the quarter ended December 31, 2017, representing an increase of 11% over the prior quarter dividend of $0.19 per share. The dividend is payable on March 21, 2018 to common stockholders of record on March 8, 2018. The ex-dividend date is March 7, 2018.

As previously announced, the Board of Directors has declared cash dividends on the Company’s Series A, Series B and Series C cumulative redeemable preferred stock reflecting accrued dividends from December 1, 2017 through February 28, 2018. The dividends are payable on February 28, 2018 to preferred stockholders of record on February 15, 2018. The Company will pay total dividends of $0.515625, $0.484375 and $0.53125 per share on the Series A, Series B and Series C preferred stock, respectively.

Arbor Realty Trust Reports Fourth Quarter and Full Year 2017 Results and Increases Quarterly Dividend 11% to $0.21 per Share

February 23, 2018	Page 6

Earnings Conference Call

The Company will host a conference call today at 10:00 a.m. Eastern Time. A live webcast of the conference call will be available at www.arbor.com in the investor relations area of the website. Those without web access should access the call telephonically at least ten minutes prior to the conference call. The dial-in numbers are (866) 516-5034 for domestic callers and (678) 509-7613 for international callers. Please use participant passcode 1786665.

After the live webcast, the call will remain available on the Company’s website through March 31, 2018.  In addition, a telephonic replay of the call will be available until March 2, 2018. The replay dial-in numbers are (855) 859-2056 for domestic callers and (404) 537-3406 for international callers. Please use passcode 1786665.

About Arbor Realty Trust, Inc.

Arbor Realty Trust, Inc. (NYSE: ABR) is a real estate investment trust and national direct lender specializing in loan origination and servicing for multifamily, seniors housing, healthcare and other diverse commercial real estate assets. Arbor is a Top 10 Fannie Mae DUS® Multifamily Lender by volume and a Top Fannie Mae Small Loan lender, a Freddie Mac Program Plus® Seller/Servicer and the Top Freddie Mac Small Balance Loan Lender, a Fannie Mae and Freddie Mac Seniors Housing Lender, an FHA Multifamily Accelerated Processing (MAP)/LEAN Lender, a HUD-approved LIHTC Lender as well as a CMBS, bridge, mezzanine and preferred equity lender, consistently building on its reputation for service, quality and flexibility. With a fee-based servicing portfolio of over $16 billion, Arbor is a primary commercial loan servicer and special servicer rated by Standard & Poor’s with an Above Average rating. Arbor is also on the Standard & Poor’s Select Servicer List and is a primary commercial loan servicer and loan level special servicer rated by Fitch Ratings.

Safe Harbor Statement

Certain items in this press release may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Arbor can give no assurance that its expectations will be attained.  Factors that could cause actual results to differ materially from Arbor’s expectations include, but are not limited to, continued ability to source new investments, changes in interest rates and/or credit spreads, changes in the real estate markets, and other risks detailed in Arbor’s Annual Report on Form 10-K for the year ended December 31, 2017 and its other reports filed with the SEC. Such forward-looking statements speak only as of the date of this press release. Arbor expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Arbor’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

Arbor Realty Trust Reports Fourth Quarter and Full Year 2017 Results and Increases Quarterly Dividend 11% to $0.21 per Share

February 23, 2018	Page 7

1. Non-GAAP Financial Measures

During the quarterly earnings conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A supplemental schedule of non-GAAP financial measures and the comparable GAAP financial measure can be found on page 12 of this release.

Contacts:	Investors:
Arbor Realty Trust, Inc.	The Ruth Group
Paul Elenio, Chief Financial Officer	Lee Roth
516-506-4422	646-536-7012
pelenio@arbor.com	lroth@theruthgroup.com
Media:
Bonnie Habyan, EVP of Marketing
516-506-4615
bhabyan@arbor.com

Arbor Realty Trust Reports Fourth Quarter and Full Year 2017 Results and Increases Quarterly Dividend 11% to $0.21 per Share

February 23, 2018	Page 8

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

($ in thousands—except share and per share data)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
	(Unaudited)	(Unaudited)
Interest income	$46,045	$32,748	$156,177	$116,173
Other interest income, net	—	—	—	2,539
Interest expense	26,374	20,664	90,072	63,623
Net interest income	19,671	12,084	66,105	55,089

Other revenue:
Gain on sales, including fee-based services, net	17,672	14,900	72,799	24,594
Mortgage servicing rights	20,638	28,973	76,820	44,941
Servicing revenue, net	9,287	3,168	29,210	9,054
Property operating income	2,219	2,162	10,973	14,881
Other income, net	1,615	377	685	1,041
Total other revenue	51,431	49,580	190,487	94,511

Other expenses:
Employee compensation and benefits	25,265	15,791	92,126	38,647
Selling and administrative	7,605	7,309	30,738	17,587
Acquisition costs	—	—	—	10,262
Property operating expenses	2,639	2,509	10,482	13,501
Depreciation and amortization	1,843	1,892	7,385	5,022
Impairment loss on real estate owned	500	—	3,200	11,200
Provision for loss sharing	147	918	(259)	2,235
Provision for loan losses (net of recoveries)	—	(109)	(456)	(134)
Management fee - related party	—	3,725	6,673	12,600
Total other expenses	37,999	32,035	149,889	110,920

Income before gain on extinguishment of debt, gain on sale of real estate, (loss) income from equity affiliates and benefit from (provision for) income taxes	33,103	29,629	106,703	38,680
Gain on extinguishment of debt	—	—	7,116	—
Gain on sale of real estate	—	—	—	11,631
(Loss) income from equity affiliates	(4,706)	1,801	(2,951)	12,995
Benefit from (provision for) income taxes	2,885	(525)	(13,359)	(825)

Net income	31,282	30,905	97,509	62,481

Preferred stock dividends	1,888	1,888	7,554	7,554
Net income attributable to noncontrolling interest	7,524	8,482	24,120	12,131
Net income attributable to common stockholders	$21,870	$20,535	$65,835	$42,796

Basic earnings per common share	$0.35	$0.40	$1.14	$0.83
Diluted earnings per common share	$0.35	$0.40	$1.12	$0.83

Weighted average shares outstanding:
Basic	61,712,782	51,401,295	57,890,574	51,305,095
Diluted	84,361,612	73,268,095	80,311,252	51,730,553

Dividends declared per common share	$0.19	$0.16	$0.72	$0.62

Arbor Realty Trust Reports Fourth Quarter and Full Year 2017 Results and Increases Quarterly Dividend 11% to $0.21 per Share

February 23, 2018	Page 9

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

($ in thousands—except share and per share data)

	December 31,	December 31,
	2017	2016
Assets:
Cash and cash equivalents	$104,374	$138,645
Restricted cash	139,398	29,315
Loans and investments, net	2,579,127	1,695,732
Loans held-for-sale, net	297,443	673,367
Capitalized mortgage servicing rights, net	252,608	227,743
Securities held to maturity	27,837	—
Investments in equity affiliates	23,653	33,949
Real estate owned, net	16,787	19,492
Due from related party	688	1,465
Goodwill and other intangible assets	121,766	97,490
Other assets	62,264	53,588
Total assets	$3,625,945	$2,970,786

Liabilities and Equity:
Credit facilities and repurchase agreements	528,573	906,637
Collateralized loan obligations and debt fund	1,486,506	728,441
Senior unsecured notes	95,280	94,522
Convertible senior unsecured notes, net	231,287	80,660
Junior subordinated notes to subsidiary trust issuing preferred securities	139,590	157,859
Related party financing	50,000	50,000
Due to related party	—	6,039
Due to borrowers	99,829	81,019
Allowance for loss-sharing obligations	30,511	32,408
Other liabilities	99,813	86,163
Total liabilities	2,761,389	2,223,748

Equity:
Arbor Realty Trust, Inc. stockholders’ equity:
Preferred stock, cumulative, redeemable, $0.01 par value: 100,000,000 shares authorized; special voting preferred shares; 21,230,769 shares issued and outstanding; 8.25% Series A, $38,787,500 aggregate liquidation preference; 1,551,500 shares issued and outstanding; 7.75% Series B, $31,500,000 aggregate liquidation preference; 1,260,000 shares issued and outstanding; 8.50% Series C, $22,500,000 aggregate liquidation preference; 900,000 shares issued and outstanding	89,508	89,508
Common stock, $0.01 par value: 500,000,000 shares authorized; 61,723,387 and 51,401,295 shares issued and outstanding, respectively	617	514
Additional paid-in capital	707,450	621,932
Accumulated deficit	(101,926)	(125,134)
Accumulated other comprehensive income	176	321
Total Arbor Realty Trust, Inc. stockholders’ equity	695,825	587,141

Noncontrolling interest	168,731	159,897
Total equity	864,556	747,038

Total liabilities and equity	$3,625,945	$2,970,786

Arbor Realty Trust Reports Fourth Quarter and Full Year 2017 Results and Increases Quarterly Dividend 11% to $0.21 per Share

February 23, 2018	Page 10

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

STATEMENT OF INCOME SEGMENT INFORMATION- (Unaudited)

(in thousands)

	Quarter Ended December 31, 2017
	Structured Business	Agency Business	Other / Eliminations (1)	Consolidated
Interest income	$40,841	$5,204	$—	$46,045
Interest expense	22,269	3,143	962	26,374
Net interest income	18,572	2,061	(962)	19,671

Other revenue:
Gain on sales, including fee-based services, net	—	17,672	—	17,672
Mortgage servicing rights	—	20,638	—	20,638
Servicing revenue	—	21,062	—	21,062
Amortization of MSRs	—	(11,775)	—	(11,775)
Property operating income	2,219	—	—	2,219
Other income, net	701	914	—	1,615
Total other revenue	2,920	48,511	—	51,431

Other expenses:
Employee compensation and benefits	5,985	19,280	—	25,265
Selling and administrative	2,773	4,832	—	7,605
Property operating expenses	2,639	—	—	2,639
Depreciation and amortization	443	1,400	—	1,843
Impairment loss on real estate owned	500	—	—	500
Provision for loss sharing	—	147	—	147
Total other expenses	12,340	25,659	—	37,999

Income before loss from equity affiliates and (provision for) benefit from income taxes	9,152	24,913	(962)	33,103
Loss from equity affiliates	(4,706)	—	—	(4,706)
(Provision for) benefit from income taxes	(957)	3,842	—	2,885

Net income	$3,489	$28,755	$(962)	$31,282

Preferred stock dividends	1,888	—	—	1,888
Net income attributable to noncontrolling interest	—	—	7,524	7,524
Net income attributable to common stockholders	$1,601	$28,755	$(8,486)	$21,870

(1)         Includes certain corporate expenses not allocated to the two reportable segments. Amounts primarily reflect debt costs associated with the acquisition of the Agency Business as well as income allocated to the noncontrolling interest holder.

Arbor Realty Trust Reports Fourth Quarter and Full Year 2017 Results and Increases Quarterly Dividend 11% to $0.21 per Share

February 23, 2018	Page 11

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

BALANCE SHEET SEGMENT INFORMATION - (Unaudited)

(in thousands)

	December 31, 2017
	Structured Business	Agency Business	Other / Eliminations (1)	Consolidated
Assets:
Cash and cash equivalents	$37,056	$67,318	$—	$104,374
Restricted cash	139,398	—	—	139,398
Loans and investments, net	2,579,127	—	—	2,579,127
Loans held-for-sale, net	—	297,443	—	297,443
Capitalized mortgage servicing rights, net	—	252,608	—	252,608
Securities held to maturity	—	27,837	—	27,837
Investments in equity affiliates	23,653	—	—	23,653
Goodwill and other intangible assets	12,500	109,266	—	121,766
Other assets	66,227	13,512	—	79,739
Total assets	$2,857,961	$767,984	$—	$3,625,945

Liabilities:
Debt obligations	2,189,700	291,536	50,000	2,531,236
Allowance for loss-sharing obligations	—	30,511	—	30,511
Other liabilities	155,814	42,819	1,009	199,642
Total liabilities	$2,345,514	$364,866	$51,009	$2,761,389

(1)         Includes assets and liabilities not allocated to the two reportable segments. Amounts primarily reflect financing associated with the acquisition of the Agency Business.

Arbor Realty Trust Reports Fourth Quarter and Full Year 2017 Results and Increases Quarterly Dividend 11% to $0.21 per Share

February 23, 2018	Page 12

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

Supplemental Schedule of Non-GAAP Financial Measures - (Unaudited)

Funds from Operations (“FFO”) and Adjusted Funds from Operations (“AFFO”)

($ in thousands—except share and per share data)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Net income attributable to common stockholders	$21,870	$20,535	$65,835	$42,796

Adjustments:
Gain on sale of real estate	—	—	—	(11,631)
Net income attributable to noncontrolling interest	7,524	8,482	24,120	12,131
Impairment loss on real estate owned	500	—	3,200	11,200
Depreciation - real estate owned	177	247	769	2,012
Depreciation - investments in equity affiliates	102	93	406	375

Funds from operations (1)	$30,173	$29,357	$94,330	$56,883

Adjustments:
Income from mortgage servicing rights	(20,638)	(28,973)	(76,820)	(44,941)
Impairment loss on real estate owned	(500)	—	(3,200)	(11,200)
Deferred tax benefit	(7,414)	(1,532)	(7,399)	(1,532)
Amortization and write-offs of MSRs	16,894	14,118	63,034	21,705
Depreciation and amortization	2,073	1,807	7,697	3,169
Net (gain) loss on changes in fair value of derivatives	(914)	(251)	1,398	(499)
Gain on sale of real estate	—	—	—	11,631
Stock-based compensation	1,007	573	4,840	3,514
Acquisition costs	—	—	—	10,262

Adjusted funds from operations (1)	$20,681	$15,099	$83,880	$48,992

Diluted FFO per share (1)	$0.36	$0.40	$1.17	$0.92

Diluted AFFO per share (1)	$0.25	$0.21	$1.04	$0.79

Diluted weighted average shares outstanding (1)	84,361,612	73,268,095	80,311,252	61,649,847

(1) Amounts are attributable to common stockholders and OP Unit holder. The OP Units are redeemable for cash, or at the Company’s option for shares of the Company’s common stock on a one-for-one basis.

The Company is presenting FFO and AFFO because management believes they are important supplemental measures of the Company’s operating performance in that they are frequently used by analysts, investors and other parties in the evaluation of REITs.  The National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as net income (loss) attributable to common stockholders (computed in accordance with GAAP), excluding gains (losses) from sales of depreciated real properties, plus impairments of depreciated real properties and real estate related depreciation and amortization, and after adjustments for unconsolidated ventures.

The Company defines AFFO as funds from operations adjusted for accounting items such as non-cash stock-based compensation expense, income from mortgage servicing rights (“MSRs”), changes in fair value of certain derivatives that temporarily flow through earnings, amortization and write-offs of MSRs, deferred tax (benefit) provision and the amortization of the convertible senior notes conversion option. The Company also adds back one-time charges such as acquisition costs and impairment losses on real estate and gains (losses) on sales of real estate. The Company is generally not in the business of operating real estate property and has obtained real estate by foreclosure or through partial or full settlement of mortgage debt related to the Company’s loans to maximize the value of the collateral and minimize the Company’s exposure.  Therefore, the Company deems such impairment and gains (losses) on real estate as an extension of the asset management of its loans, thus a recovery of principal or additional loss on the Company’s initial investment.

FFO and AFFO are not intended to be an indication of the Company’s cash flow from operating activities (determined in accordance with GAAP) or a measure of its liquidity, nor is it entirely indicative of funding the Company’s cash needs, including its ability to make cash distributions.  The Company’s calculation of FFO and AFFO may be different from the calculations used by other companies and, therefore, comparability may be limited.